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Exhibit 1.1

FALCON FINANCIAL INVESTMENT TRUST
Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

            , 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
[add co-managers]
1001 19th Street North
Arlington, Virginia 22209

As Representative of the several Underwriters

Ladies and Gentlemen:

        Falcon Financial Investment Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. ("FBR") is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company of                        shares (the "Initial Shares") of beneficial interest, par value $            per share, of the Company ("Common Shares") and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Common Shares set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of                        additional Common Shares to cover over-allotments (the "Option Shares"), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Shares set forth opposite the names of the Underwriters in Schedule I hereto. The                        Initial Shares to be purchased by the Underwriters and all or any part of the                        Option Shares subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares."

        The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the Commission") a registration statement on Form S-11 (No. 333-108603) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the First Closing Date (as hereinafter defined), "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

        The Company and the Underwriters agree as follows:

        1.    Sale and Purchase:

          (a)    Initial Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $            , the Company agrees to sell to the Underwriters the Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative, in its sole discretion, shall make to eliminate any sales or purchases of fractional shares.

          (b)    Option Shares.    In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in Section 1(a) hereof, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the First Closing Date (as hereinafter defined) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon at least two business days written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, and may be the First Closing Date (as hereinafter defined), but shall not be later than five full business days after the exercise of such option, nor in any event prior to the First Closing Date (as hereinafter defined). If the option is exercised as to all or any portion of the Option Shares, the Company will sell the Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative, in its sole discretion, shall make to eliminate any sales or purchases of fractional shares.

        2.    Payment and Delivery:

          (a)    Initial Shares.    The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours prior written notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the First Closing Date (as defined below) with respect thereto at the office of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be on or about 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such payment and delivery are actually made is hereinafter called the "First Closing Date."

          (b)    Option Shares.    Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours prior written notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to an Option Closing Date with respect thereto at the Designated Office. The time and date of such delivery and payment shall be on or about 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

          (c)    Directed Shares.    It is understood that approximately                        shares of the Initial Shares ("Directed Shares") initially will be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

        3.    Representations and Warranties of the Company:

        The Company represents and warrants to each Underwriter that:

          (a)    the authorized shares of beneficial interest of the Company conform in all material respects to the description thereof contained in the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus); at the First Closing Date,                         Common Shares will be issued and outstanding; the outstanding shares of beneficial interest of the Company and the outstanding shares of beneficial interest, capital stock, limited liability company membership interests or units of limited partnership interest of each subsidiary of the Company identified on Schedule II hereto (each, a "Subsidiary" and, collectively, "Subsidiaries") have been duly and validly authorized and issued and are fully paid and nonassessable and all of the outstanding shares of beneficial interest, capital stock, units of limited partnership interest and limited liability company membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; the description of the Company's equity incentive plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plan.

          (b)    the Company and each Subsidiary of the Company has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation, limited liability company, trust or partnership, as applicable, and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation, as applicable, with all requisite corporate, limited liability company, trust or partnership, as the case may be, power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, and each is duly qualified as a foreign entity to transact business or licensed and is in good standing in each jurisdiction (other than California, in which Falcon Financial, LLC, (the "Company's Predecessor") is currently licensed and the Company is seeking to become licensed) in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a "Material Adverse Effect" or "Material Adverse Change"); except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than with respect to the Subsidiaries or otherwise as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture, limited liability company, trust or other entity or association.

          (c)    the Company has not distributed and will not distribute, prior to the later of the last Option Closing Date or the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus and the Registration Statement.

          (d)    to the knowledge of the Company, the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including, without limitation, those relating to transactions with affiliate, except where any failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (e)    the Company is not in violation of its Amended and Restated Declaration of Trust, as amended or restated, (the "Declaration of Trust") or Bylaws; and no Subsidiary is in violation of its applicable organizational documents (including, without limitation, partnership and limited liability company agreements); neither the Company nor any Subsidiary is in breach of or default in (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default in) the performance or observance of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

          (f)    the execution, delivery and performance of this Agreement, the issuance, sale and delivery by the Company of the Shares and the consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach or constitute a default under (nor constitute any event which, with notice, lapse of time, or both, would constitute a breach or default) (i) any provisions of the Company's Declaration of Trust or Bylaws, any provision of any Subsidiary's applicable organizational documents, or (ii) any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected and which has been filed as an exhibit to the Registration Statement, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary except in the case of clauses (ii) and (iii) for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or its subsidiaries; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

          (g)    the Company has the full legal right, trust power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the trust power to issue, sell and deliver the Shares as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

          (h)    no approval, authorization, consent or order of, or registration or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company's execution, delivery and performance of this Agreement and the Prospectus, its consummation of the transactions contemplated herein, including the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained before the First Closing Date or the applicable Option Closing Date, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (C) where the failure to obtain or make any such approval, authorization, consent or order, registration, qualification or filing could not reasonably be expected to affect adversely in any material respect the transactions contemplated by this Agreement or to have a Material Adverse Effect.

          (i)    each of the Company and the Subsidiaries has all necessary licenses (or in the case of California, is seeking all necessary licenses), permits, authorizations, consents and approvals, possesses valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could result in a Material Adverse Change; and no such license, permit, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

          (j)    the Registration Statement has been declared effective under the Securities Act by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are contemplated or threatened by the Commission.

          (k)    neither the Company nor any of the Subsidiaries has received notice of any cease-and-desist or other order or directive issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any federal, state or local governmental or regulatory commission, board, body, authority or agency (each, a "Regulatory Entity"), that materially restricts the conduct of its business or has, or could reasonably be expected to, have a Material Adverse Effect (each, a "Regulatory Agreement"), nor has the Company or any of its Subsidiaries (a) been advised by any Regulatory Entity that it is considering issuing or requesting any such Regulatory Agreement or (b) become aware of any pending or threatened Regulatory Agreement.

          (l)    any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements, whether entered into for the account of Company or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and, to the knowledge of the Company, in accordance with commercially reasonable business practice and applicable rules, regulations and policies of any applicable Regulatory Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

          (m)    if the Company or any of its Subsidiaries is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, such entity was, to the extent required under the Investment Advisers Act, registered, licensed or qualified as an investment adviser under the Investment Advisers Act and is not subject to any liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (n)    the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and on the First Closing Date and on each Option Closing Date (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(c) hereof).

          (o)    the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

          (p)    all legal or governmental proceedings, contracts or documents that are material and of a character required to be summarized or described in the Prospectus have been so summarized or described as required;

          (q)    except as disclosed in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened (i) against or affecting the Company, the Company's Predecessor or any of their respective subsidiaries, or (ii) which has the subject thereof any of the respective officers and trustees of the Company or any officers, directors, managers or partners of its Subsidiaries or the Company's Predecessor, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

          (r)    the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth in the Registration Statement and in the Prospectus under the captions "Summary—Summary Financial Information," "Selected Financial Information," and "Capitalization" fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration

  Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and present fairly, in all material respects, the information shown thereby.

          (s)    (i) KPMG LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and expressed their opinions in reports with respect to the consolidated financial statements of the Company and the Subsidiaries filed with the Commission as part of the Registration Statement and Prospectus are, and were during the periods covered by its reports (other than during the fiscal year ended September 30, 2001), independent public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations; and (ii) to the Company's knowledge, KPMG LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Sarbanes-Oxley Act").

          (t)    subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries or any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of its capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock or (E) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

          (u)    the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

          (v)    there are no persons with registration or other similar rights to have any securities of the Company, including securities which are convertible into or exchangeable for equity securities of the Company, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights that have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.

          (w)    the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

          (x)    the Shares have been registered pursuant to Section 12(g) of the Exchange Act and the Shares have been approved for listing on The Nasdaq National Market, Inc. subject only to official notice of issuance.

          (y)    the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares other than any stabilization activity undertaken by the Underwriters.

          (z)    the Company and its Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

          (aa)    the Company has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares, other than with respect to applicable requirements of state securities or "blue sky" laws and applicable foreign securities laws.

          (bb)    any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to legal counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (cc)    the form of certificate used to evidence the Common Shares complies in all material respects with the requirements of Section 2-211 of the General Corporation Law of the State of Maryland, with any applicable requirements of the Declaration of Trust and Bylaws of the Company and the requirements of The Nasdaq National Market. Inc.

          (dd)    the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly, in all material respects, the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles and to the best of the Company's knowledge, no party thereto is in breach or default under any of such agreements.

          (ee)    To the Company's knowledge, the Company and each Subsidiary owns or possesses, and the Company's Predecessor immediately prior to the First Closing Date owned or possessed, adequate and sufficient licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, domain names, software licenses, trade secrets, other material intangible property rights and know-how (collectively "Intellectual Property Rights") necessary to entitle the Company, the Company's Predecessor and each Subsidiary to conduct its business as described in the Prospectus, and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change; to the Company's knowledge, neither the Company nor any Subsidiary has received notice of infringement of (and the Company knows of no such infringement of) asserted rights of others with respect to any Intellectual Property Rights which could have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects therein; none of the software technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any written contractual obligation binding on the Company or any Subsidiary or, to the Company's knowledge, any of the officers, trustees, directors or employees of the Company or any Subsidiary, except for such violations that would not result in a Material Adverse Effect; none of the software technology employed by the Company's Predecessor had been obtained or was used by the Company's Predecessor in violation of any written contractual obligation binding on the Company's Predecessor or, to the Company's knowledge, any of the officers, directors or employees of the Company's Predecessor, except for such violations that would not result in a Material Adverse Effect.

          (ff)    each of the Company, the Company's Predecessor, and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Company's Predecessor, or any of the Subsidiaries, except where the failure to file any such tax returns or pay such taxes could not be expected to have a Material Adverse Effect; no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

          (gg)    each of the Company and the Subsidiaries maintains insurance, issued by insurers of recognized financial responsibility, of the types and with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, floods and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (hh)    there are no costs or liabilities arising under any applicable law concerning protection of the environment ("Environmental Statute") (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties owned or operated by the Company or any of its Subsidiaries or, to our knowledge, any properties with respect to which the Company or any of its Subsidiaries has a mortgage loan, or compliance by the Company or any of its Subsidiaries with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (ii)    neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to, any Environmental Statute applicable to the business of the Company or any of its subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect;

          (jj)    the Company, the Subsidiaries and their "ERISA Affiliates" (as defined below) and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Subsidiaries or their ERISA Affiliates or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA. "ERISA Affiliate" means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and the corresponding provisions of state income tax codes. No such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan by the Company, the Subsidiaries or any ERISA Affiliate have been made on a timely basis; there has been no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any liability; each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company or the Subsidiaries, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (kk)    neither the Company nor any of the Subsidiaries nor any officer purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or (C) made any bribe, rebate, payoff, influence payment, kickback or any other unlawful payment.

          (ll)    except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

          (mm)    all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with all applicable federal and state securities laws

          (nn)    neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the "Properties") or any part thereof which could have a Material Adverse Effect; the Company has disclosed in the Prospectus with an adequate amount of detail all options and rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of any of the Subsidiaries that are required to be described in the Prospectus (or, the most recent Preliminary Prospectus) are disclosed therein.

          (oo)    in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act.

          (pp)    the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

          (qq)    except as otherwise disclosed in the Prospectus, the Company has not incurred any liability for any broker's or finder's fees or similar payments in connection with the transactions herein contemplated.

          (rr)    no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described.

          (ss)    neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (tt)    there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate a Material Adverse Effect.

          (uu)    no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; the Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (vv)    the statistical and market related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

          (ww)    the Company has been organized in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the proposed method of operation of the Company and the Subsidiaries as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Code commencing on the First Closing Date and continuing thereafter.

          (xx)    the description of the Company's organization and current and proposed method of operation set forth in the Prospectus under the heading "Federal Income Tax Consequences Of Our Status As A REIT" is an accurate and fair summary of the matters referred to therein.

        4.    Certain Covenants:

        The Company hereby agrees with each Underwriter:

          (a)   that the Company shall cooperate with the Representative and legal counsel for the Underwriters and furnish such information as may be required to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; and that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction and will advise the Representative promptly of such suspension or any initiation or threat of any proceeding for any such purpose; and that, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (b)   that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use commercially reasonable efforts to cause such post-effective amendment to become effective as soon as possible.

          (c)   to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:30 p.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly and with respect to the initial delivery of such Prospectus, not later than 5:30 p.m. (New York City time) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

          (d)   to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act and the Securities Act Regulations.

          (e)   that, after the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing the Common Shares from the Nasdaq National Market, or of the threatening or initiation of any proceedings for any of such purposes; and that the Company shall use commercially reasonable efforts to prevent the issuance of any such order or suspension, removal or termination from listing, and, if the Commission shall enter any such stop order at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment; the Company shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object; additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (f)    to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or legal counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus, as amended or supplemented, will comply with the Securities Act and Securities Act Regulations.

          (g)   to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

          (h)   that, prior to filing with the Commission any amendment to the Registration Statement or supplement or amendment to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish to the Representative and counsel for the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

          (i)    to furnish promptly upon request from the Representative a reasonable number of conformed copies of any amendments to the Registration Statement, as filed with the Commission after the date of this Agreement.

          (j)    to use commercially reasonable efforts to apply the net proceeds from the sale of the Shares in the manner described under the caption "Use of Proceeds" in the Prospectus.

          (k)   to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement.

          (l)    to use commercially reasonable efforts to list the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market for such listing.

          (m)  to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

          (n)   to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, establishing an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing (provided that the Company may file a registration statement solely for the resale of Common Shares), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; provided, however, that the Company may issue (1) its Common Shares or options to purchase its Common Shares, or Common Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative) (2) any restricted Common Shares issued pursuant to any equity incentive plans or employee benefit plans of the Company and (3) any Common Shares in connection with the acquisition by the Company of securities or assets of a party that is not an affiliate of the Company; provided, however, it shall be a condition to any such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Shares subject to, and the transferee agrees to be bound by, the provisions of this 180-day lock-up restriction, and there shall be no further transfer of such Common Shares, except in accordance with the terms of this Agreement.

          (o)   not to, and to use commercially reasonable efforts to cause its officers, trustees, partners and affiliates, as applicable, not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

          (p)   to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by "lock-up" agreements for the duration of the periods contemplated in such agreements.

          (q)   that during the time which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, the Company shall file, on a timely basis, with the Commission and The Nasdaq National Market, Inc. all reports and documents in the manner required by the Exchange Act, the Exchange Act Regulations and the Sarbanes-Oxley Act;

  additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

          (r)   that the Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

          (s)   that, in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; that the Representative will notify the Company as to which participants will need to be so restricted.

        5.    Payment of Expenses:

          (a)   The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (vi) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters, which in any event shall not exceed $10,000, assuming that the Common Shares are approved for listing on the Nasdaq National Market and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vii) filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto, which in any event shall not exceed $20,000), (viii) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (ix) the fees and expenses incurred in connection with the inclusion of the Shares for trading on the Nasdaq National Market, (x) all costs and expenses incident to the travel and accommodation of the Company's employees in making road show presentations with respect to the offering of the Shares, (xi) to reimburse FBR upon request for its reasonable out-of-pocket expenses, not to exceed $350,000 without the Company's written permission and of which the Company has paid $100,000 prior to the date hereof, incurred in connection with this Agreement and the transactions contemplated herein (including the reasonable fees and disbursements of FBR's legal counsel and the reasonable road show costs and expenses of FBR personnel) and (xii) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

          (b)   If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel) not to exceed $350,000 without the Company's written permission and of which the Company has paid $100,000 prior to the date hereof, and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

        6.    Conditions of the Underwriters' Obligations:

          (a)   The obligations of the Underwriters hereunder to purchase Shares on the First Closing Date or on each Option Closing Date, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and on the First Closing Date and on each Option Closing Date, as applicable, the performance by the Company of its covenants and other obligations hereunder and to the satisfaction of the following further conditions at the First Closing Date or on each Option Closing Date, as applicable:

          (b)   The Company shall furnish to the Representative on the First Closing Date an opinion or opinions of Hogan & Hartson L.L.P., counsel for the Company and the Subsidiaries (and the Representative shall have received an additional five conformed copies of each of such counsel's legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the First Closing Date and in form and substance reasonably satisfactory to Hunton & Williams LLP, counsel for the Underwriters, as to the matters set forth in Exhibit B hereto; the Company shall furnish to the Representative on each Option Closing Date an opinion or opinions of Hogan & Hartson L.L.P., counsel for the Company and the Subsidiaries (and the Representative shall have received an additional five conformed copies of each of such counsel's legal opinion for each of the several Underwriters), addressed to the Underwriters and dated each Option Closing Date, as applicable, and in form and substance reasonably satisfactory to Hunton & Williams LLP, counsel for the Underwriters, as to the matters set forth in Exhibit C hereto.

          (c)   The Representative shall have received from KPMG LLP, letters dated, respectively, as of the date of this Agreement, the First Closing Date and each Option Closing Date, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, containing statements to the effect that they are independent accountants with respect to the Company within the meaning of Rule 101 of the AICPA's Code of Professional Conduct, and statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional five conformed copies of such accountants' letter for each of the several Underwriters);

          In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that such changes, decreases or increases do not, in the reasonable judgment of the Representative, have a Material Adverse Effect.

          (d)   The Representative shall have received at the First Closing Date and on each Option Closing Date, as applicable, the favorable opinion of Hunton & Williams LLP, dated the First Closing Date or such Option Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative.

          (e)   No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

          (f)    Prior to the First Closing Date and each Option Closing Date (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued or is in effect, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g)   The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a term sheet with the Commission in the manner and within the time period required by such Rule 424(b).

          (h)   Between the time of execution of this Agreement and the First Closing Date or the relevant Option Closing Date there shall not have been any Material Adverse Change.

          (i)    The Shares shall have been approved for listing on The Nasdaq National Market, Inc.

          (j)    The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k)   The Representative shall have received, at the First Closing Date and on each Option Closing Date, a certificate of a duly authorized officer of the Company, dated as of such First Closing Date or Option Closing Date, to the effect that the signers of such certificates have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement, and that:

            (i)    the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

            (ii)   no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

            (iii)  when the Registration Statement became effective and as of the date hereof; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

            (iv)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change.

          (l)    The Representative shall receive prior to the First Closing Date a letter agreement substantially in the form of Exhibit B hereto from each officer and trustee of the Company.

        7.    Termination:

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the First Closing Date or any Option Closing Date, if (i) any of the conditions specified in Section 6 shall not have been fulfilled and the Representative in its reasonable judgment determines that the failure of any such conditions to be fulfilled would materially and adversely affect the transactions contemplated by this agreement, or (ii) there has been, in the judgment of the Representative, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or (iii) there has occurred any outbreak or escalation of national or international hostilities, other national or international calamity or crisis (including without limitation any terrorist or similar attack), or any substantial change in United States' or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representative, impracticable to market the Shares in the manner and on the terms described in the Prospectus or enforce contracts for the sale of the Shares, or (iv) trading or quotation in any securities of the Company has been suspended by the Commission or by the Nasdaq National Market, or if trading generally on the New York Stock Exchange or Nasdaq Stock Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, New York, or Maryland authorities or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

        The Representative agrees to consult with the Company prior to terminating this Agreement pursuant to this Section 7. If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.    Increase in Underwriters' Commitments:

        If any Underwriter shall default at the First Closing Date or on an Option Closing Date in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another underwriter or underwriters to purchase such Shares on the same terms and conditions, including but not limited to the economics, as the defaulting Underwriter. Following completion of the above prescribed periods, and giving effect to any arrangements to procure purchasers for the Shares, (i) if the total number of remaining Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of remaining Defaulted Shares exceeds 10% of the total number of Shares to be purchased on such date, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 9 hereof shall at all times be effective and shall survive such termination.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

        If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the First Closing Date or the relevant Option Closing Date for a period not exceeding seven business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

        9.    Indemnity and Contribution by the Company and the Underwriters:

          (a)   The Company agrees to indemnify, defend and hold harmless each Underwriter, its directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expenses, as incurred, which, jointly or severally, any such Underwriter, director, officer or controlling person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus, as amended or supplemented by the Company, and any prospectus wrapper material distributed in connection with the reservation and sale of Directed Shares to the Participants), (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i) or (ii)above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus; provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 1 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (1) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (2) the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or (3) the Company or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

          (b)   Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's trustees, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expense, as incurred, which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus necessary to make such information, in the light of the circumstances under which made, not misleading; and to reimburse the Company any such trustee or officer of the Company or controlling person for any legal and other expense reasonably incurred by the Company, any such trustee or officer of the Company, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that such Underwriter may otherwise have. The Company hereby acknowledges that the statements set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (i) the list of underwriters and their respective participation in the sale of the Shares, (ii) the sentences related to concessions and reallowances in the third paragraph, (iii) the five paragraphs relating to the stabilization, syndicate covering transactions, naked short positions and penalty bids and (iv) the last two paragraphs relating to electronic distribution of prospectuses and information contained on the underwriters' websites constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(o) and this Section 9.

          If any action is brought against the Company, any such trustee or officer of the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such trustee or officer of the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, such trustee or officer of the Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such trustee or officer of the Company or such person unless (1) the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action, (2) the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or (3) the Company, such trustee or officer of the Company or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

          (c)   The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify (to the extent provided in this Section 9) the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Sections 9(b) and (c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (d)   If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e)   The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          (f)    The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

        10.    Survival:

          The respective indemnities, agreements, representations, warranties and other statements of the Company, its respective officers and trustees and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its or their partners, officers, directors, trustees or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

        11.    Notices:

          Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219, Attention: Daniel M. LeBey, Esquire; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 15 Commerce Road, Stamford, Connecticut 06902, Attention: David A. Karp, with a copy to Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, Attention: Stuart A. Barr, Esquire.

        12.    Governing Law; Headings:

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        13.    Partial Unenforceability:

        The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        14.    Parties at Interest:

        The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, trustees and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        15.    Entire Agreement; Amendments, Modifications and Waivers:

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        16.    Counterparts and Facsimile Signatures:

        This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

        If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,
FALCON FINANCIAL INVESTMENT TRUST
By:

Name: David A. Karp
Title: President
Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC. [add co-managers]
By:

Name:
Title:
For itself and as the Representative of the other Underwriters named on Schedule I hereto.

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  Exhibit 1.1
FALCON FINANCIAL INVESTMENT TRUST Common Shares of Beneficial Interest UNDERWRITING AGREEMENT